UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 16, 2010

FREDERICK’S OF HOLLYWOOD GROUP INC.
(Exact Name of Registrant as Specified in Charter)

New York	1-5893	13-5651322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1115 Broadway, New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 798-4700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

The information contained in Item 3.02 below is incorporated by reference herein.

Item 3.02             Unregistered Sales of Equity Securities.

On March 16, 2010, Frederick’s of Hollywood Group Inc. (“Company”) consummated a private placement of 2,907,051 shares of its common stock at $1.05 per share pursuant to the terms of a Securities Purchase Agreement, dated March 16, 2010, between the Company and each of the investors.  The Company received gross proceeds of approximately $3,050,000.

Under the terms of the offering, the investors also received two-and-a-half year Series A warrants to purchase up to an aggregate of 1,162,820 shares of common stock at an exercise price of $1.25 per share, and five-year Series B warrants to purchase up to an aggregate of 1,162,820 shares of common stock at an exercise price of $1.55 per share.  Both warrants become exercisable on the six-month anniversary of the closing date.  Each of the Series A and Series B warrants are callable for $0.01 per warrant commencing 30 days after their initial exercise date if the Company’s stock price exceeds $2.25 per share and $3.10 per share, respectively, for seven consecutive trading days and the average daily volume during such period exceeds 100,000 shares per trading day.  Additionally, the Series B warrants may be exercised by the holders on a cashless basis.

The securities were sold or issued under Section 4(2) of the Securities Act of 1933, as amended, on a private placement basis to accredited investors.

Avalon Securities Ltd. (“Avalon”) acted as placement agent in the transaction.  Upon the closing of the offering, Avalon received from the Company approximately $198,000 in cash and Avalon and its designees were issued warrants to purchase an aggregate of 218,029 shares of common stock at an exercise price of $1.21 per share.  Except for the exercise price, these warrants are identical to the Series B warrants issued to investors in the offering.

The Company has agreed to register for resale under the Securities Act of 1933, as amended, the shares of common stock and the shares underlying the warrants issued to the investors and Avalon in the offering.  The Company has committed to file such resale registration statement within 30 days of the closing date and to cause the registration statement to become effective as promptly as practicable.  If the registration statement is not filed within such time period, the Company will pay a liquidated damages amount equal to 1% for the first thirty (30) consecutive calendar days and 2% for each subsequent thirty (30) calendar day period or part thereof until such registration statement is filed.

The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.  The Company is required to repay its $2.0 million bridge facility with Wells Fargo Retail Finance II, LLC (“Wells Fargo”) upon the earlier of August 1, 2010 and the consummation of a financing in which the Company receives net proceeds of at least $4.4 million.  As this offering does not meet those requirements, the Company is not required to apply the proceeds from this offering to repay the bridge facility.  Pursuant to the Company’s revolving credit facility with Wells Fargo, following the closing, the advance rates under this facility will be reduced.

Item 9.01             Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

10.1	Form of Securities Purchase Agreement

10.2	Form of Registration Rights Agreement

10.3	Form of Series A Warrant

10.4	Form of Series B Warrant

99.1	Press release dated March 16, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Frederick’s of Hollywood Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2010

FREDERICK’S OF HOLLYWOOD GROUP INC.

By:	/s/ Thomas Rende
Thomas Rende
Chief Financial Officer
(Principal Financial and Accounting Officer)